EXHIBIT 5
                                                                     Page 1 of 4

                             CENTRAL POWER AND LIGHT COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1998




                                                Retail                Wholesale
                                                --------               --------


Weighted Cost of Capital (Annualized)           0.062009               0.062888
Average Days Outstanding                           37.37                  32.30
                                                --------               --------
Weighted Cost of Capital (Average
Days Outstanding)                               0.006349               0.005567
Collection Experience Factor                    0.003582               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               --------

Total Discount Factor                           0.029931               0.025567
                                                ========               ========



ASSUMPTIONS

INTEREST RATE                                    0.05600
RETAIL ROCE                                      0.10900
WHOLESALE ROCE                                   0.11990
TAX RATE                                         0.38000
DEBT RATIO                                       0.95000
EQUITY RATIO                                     0.05000


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                                                                       EXHIBIT 5
                                                                     Page 2 of 4

                           PUBLIC SERVICE COMPANY OF OKLAHOMA
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1998




                                                 Retail               Wholesale
                                                 --------             ---------


Weighted Cost of Capital (Annualized)           0.062090              0.062888
Average Days Outstanding                           31.07                 22.00
                                                 --------             ---------
Weighted Cost of Capital (Average
 Days Outstanding)                               0.005284             0.003790
Collection Experience Factor                     0.003463             0.000000
Agency Fee Rate                                  0.020000             0.020000
                                                 --------             ---------

Total Discount Factor                            0.028747             0.023790
                                                 ========             =========




ASSUMPTIONS

INTEREST RATE                                    0.05600
RETAIL ROCE                                      0.11000
WHOLESALE ROCE                                   0.11990
TAX RATE                                         0.38000
DEBT RATIO                                       0.95000
EQUITY RATIO                                     0.05000

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                                                                       EXHIBIT 5
                                                                     Page 3 of 4

                           SOUTHWESTERN ELECTRIC POWER COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1998




                                      Arkansas  Louisiana    Texas     Wholesale
                                      --------  ----------  --------   ---------


Weighted Cost of Capital (Annualized) 0.064993   0.064913   0.065880   0.062888
Average Days Outstanding                 43.10      46.29      33.32      21.65
                                      --------  ----------  --------   ---------
Weighted Cost of Capital
 (Average Days Outstanding)           0.007674   0.008230   0.006016   0.003729
Collection Experience Factor          0.004691   0.002626   0.002531   0.000000
Agency Fee Rate                       0.020000   0.020000   0.020000   0.020000
                                      --------  ----------  --------   ---------

Total Discount Factor                 0.032365   0.030856   0.028547   0.023729
                                      ========  ==========  ========   =========






ASSUMPTIONS

INTEREST RATE                                   0.05600
ARKANSAS ROCE                                   0.14600
LOUISIANA ROCE                                  0.14500
TEXAS ROCE                                      0.15700
WHOLESALE ROCE                                  0.11990
TAX RATE                                        0.38000
DEBT RATIO                                      0.95000
EQUITY RATIO                                    0.05000

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                                                                       EXHIBIT 5
                                                                     Page 4 of 4

                              WEST TEXAS UTILITIES COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1998




                                                Retail                Wholesale
                                                --------              ----------


Weighted Cost of Capital (Annualized)           0.062392               0.062888
Average Days Outstanding                           50.68                  38.69
                                                --------              ----------
Weighted Cost of Capital
 (Average Days Outstanding)                     0.008665               0.006664
Collection Experience Factor                    0.002497               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------              ----------

Total Discount Factor                           0.031162               0.026664
                                                ========              ==========






ASSUMPTIONS

INTEREST RATE                                   0.05602
RETAIL ROCE                                     0.11375
WHOLESALE ROCE                                  0.11990
TAX RATE                                        0.38000
DEBT RATIO                                      0.95000
EQUITY RATIO                                    0.05000